Exhibit 99.1

Princeton National Bancorp, Inc.

to Move Stock Listing from the Nasdaq Global Market

News Release

For Immediate Release

Princeton, Illinois, June 21, 2012 – Princeton National Bancorp, Inc. (NASDAQ: PNBC), parent company of Citizens First National Bank, today announced that it was delisting its common stock from the Nasdaq Global Market and that it expects that the stock will begin trading on the OTCQB Marketplace effective June 29, 2012.

The Company received notification on April 18, 2012 from the Nasdaq Stock Market that it was not in compliance with Nasdaq’s Marketplace Rule 5450(b)(1)(A), which requires it to maintain a minimum Stock Holders Equity of $10,000,000. The notification provided 45 days from their respective notification dates within which to regain compliance.

After considering its available options to regain compliance and the costs associated with its Nasdaq listing, the Company concluded that efforts to secure a continuation of the current listing of its common stock and the costs associated therewith were not in its best interests. The Company notified Nasdaq on June 18, 2012 of its intention to voluntarily delist its common stock from The Nasdaq Global Market. The Company expects that trading of its common stock will be suspended from The Nasdaq Global Market beginning with the close of trading on June 29, 2012.

Operated by the OTC Markets Group Inc., the OTCQB is a market for OTC traded companies (approximately 4,000) that are registered and reporting with the Securities and Exchange Commission. The Company’s common stock will continue to be registered with the SEC under the Securities Exchange Act of 1934.

The Company’s shares will continue to trade under the symbol PNBC on the computerized OTCQB system. Investors will be able to view stock quotes for PNBC at www.otcmarkets.com and through their preferred broker-dealers.

About the Company

Princeton National Bancorp, Inc. is a regional financial services company headquartered in Princeton, Illinois and devotes special attention to personal service.

Further information about the Company will be available at its website at http://www.pnbc-inc.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934 as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by the use of words such as “believe,” “expect,” “intend,” “anticipate,” “estimate,” or “project” or similar expressions. The Company’s ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and the subsidiaries include, but are not limited to, changes in: interest rates; general economic conditions; legislative/regulatory changes; monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality and composition of the loan or securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the Company’s market areas; the Company’s implementation of new technologies; the Company’s ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Inquiries should be directed to:

Thomas Ogaard, President and Chief Executive Officer

Lou Ann Birkey, Vice President- Investor Relations

Princeton National Bancorp, Inc. (815) 875-4444

E-Mail address: pnbc@citizens1st.com